Exhibit 99.1

Velo3D Announces First Quarter 2026 Financial Results

•
Revenue of $13.8 million, up 48% year-over-year
•
Gross margin of 17.2%
•
Reaffirms outlook for 2026 revenue between $60 million and $70 million and to turn EBITDA positive in the second half of 2026

FREMONT, Calif., May 12, 2026- Velo3D, Inc. (Nasdaq: VELO) (“Velo3D” or the “Company”), a leader in additive manufacturing (“AM”) technology known for transforming aerospace and defense supply chains through world-class metal AM, today announced financial results for its first quarter ended March 31, 2026.

Recent Business Developments

•
Awarded a $9.8 million, five-year Indefinite Delivery Indefinite Quantity (IDIQ) contract supporting the Defense Logistics Agency's (DLA) Joint Additive Manufacturing Acceptability (JAMA) Pilot Parts Program, an initiative aimed at accelerating adoption of additively manufactured components across Department of War sustainment operations.
•
Appointed Jim Suva as Chief Financial Officer.
•
Closed a firm commitment underwritten registered direct offering in April 2026 of 3,571,428 shares of common stock, with gross proceeds of approximately $50 million.

“For the first quarter, we delivered a strong start to 2026 with revenue up 48% year‑over‑year, reflecting recent sales momentum and disciplined execution across our end markets,” said Arun Jeldi, CEO of Velo3D. “Importantly, we achieved positive gross margin this quarter, a key inflection point that validates our operating model as we scale production and continue to drive cost efficiency. With a robust pipeline of opportunities, we believe we have a solid foundation for continued growth.”

“Demand remains particularly strong in defense and aerospace, where customers are prioritizing scalable, high‑performance additive manufacturing solutions. To support this demand and accelerate our expansion, we completed a successful equity offering in April, securing additional capital to invest in talent and operational infrastructure. We believe our competitive position is strengthening as we deepen customer relationships and expand into new programs. We remain focused on executing our expansion plans to capture these opportunities and drive long‑term value creation.”

($ in Millions, except percentages and per-share data)	1st Quarter 2026	1st Quarter 2025
GAAP revenue	$13.8	$9.3
GAAP gross margin	17.2%	7.5%
GAAP net loss[1]	($7.0)	($25.0)
GAAP net loss per share – basic and diluted	($0.28)	($1.87)

Non-GAAP net loss[1,2]	($5.1)	($9.0)
Non-GAAP net loss per share – basic and diluted[1,2]	($0.20)	($0.67)

1.
Information about Velo3D’s use of non-GAAP information, including a reconciliation to accounting principles generally accepted in the United States of America ("GAAP"), is provided at the end of this release under “Non-GAAP Financial Information”. The non-GAAP financial measures presented in this release should not be considered as the sole measure of the Company’s performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with GAAP.
2.
Non-GAAP net loss and non-GAAP net loss per basic and diluted share exclude stock-based compensation expense, loss on warrant cancellation, fair value adjustments for the Company’s warrants and earnout liabilities, impairment of equipment subject to operating lease, and non-routine inventory adjustments for excess and obsolete inventory.

Summary of First Quarter 2026 Results

Total Revenue was $13.8 million. 3D Printer and parts revenue increased 60% compared to the first quarter of 2025, driven by an increase in the average selling price, number of systems sold, and an increase in RPS revenues. While system sales are expected to remain the primary driver of revenue in 2026, the Company anticipates that, under its new go-to-market strategy, its RPS parts production business will contribute an increasing share of revenue.

Gross margin for the first quarter was 17.2% compared to 7.5% in the first quarter of 2025. This change was primarily driven by the higher average selling price of Sapphire XC systems and increased RPS volume.

Operating expenses for the first quarter were $9.3 million compared to $12.2 million in the first quarter of 2025. Non-GAAP adjusted operating expenses, excluding stock-based compensation recorded in operating expenses of $1.2 million, were $8.1 million, down from $8.8 million in the first quarter of 2025.

GAAP net loss for the first quarter was ($7.0) million compared to ($25.0) million in the first quarter of 2025. Non-GAAP net loss for the first quarter was ($5.1) million compared to ($9.0) million in the three months ended March 31, 2025. Adjusted EBITDA for the first quarter was ($3.6) million compared to ($6.9) million in the first quarter of 2025. For more information regarding the Company’s non-GAAP financial measures, see “Non-GAAP Financial Information” below.

As of March 31, 2026, the Company had $16.6 million of cash and cash equivalents, compared to $39.0 million as of December 31, 2025. As of March 31, 2026, the Company had $12 million in new bookings and ending backlog of $30 million.

“On April 27, 2026, the Company closed a firm commitment underwritten registered direct offering of 3,571,428 shares of its common stock, with gross proceeds of approximately $50 million,” said Jim Suva, CFO of Velo3D. “During the first quarter of 2026, the Company also completed debt-to-equity conversions totaling principal of $15 million, including $5 million converted at a premium to the Company's share price on the date of conversion, and full repayment of the secured notes. As a result, we reduced our outstanding debt by approximately 70% to approximately $9 million.”

Guidance

Management reiterates expectations for the full year 2026 to include:

•
Revenue in the range of $60 million to $70 million.
•
Sequential improvement in gross margin.
o
Greater than 30% gross margin in second half of 2026.
•
Non-GAAP adjusted operating expenses in the range of $45 million to $55 million.
•
Capital expenditures in the range of $40 million to $50 million, primarily for RPS expansion, subject to the availability of sufficient financing.
•
Positive EBITDA in the second half of 2026.

Conference Call

The Company will host a conference call for investors to discuss its first quarter 2026 financial results at 5 p.m. Eastern time / 2 p.m. Pacific time on May 12, 2026. The call will be webcast and can be accessed from the Events page of the Investor Relations section of Velo3D’s website at ir.velo3d.com.

About Velo3D:

Velo3D is a metal 3D printing technology company that enables customers to build mission-critical metal parts. The fully integrated solution includes the Flow print preparation software, the Sapphire® family of printers, and the Assure quality control system—all of which are powered by Velo3D's Intelligent Fusion® manufacturing process.

###

Investor Relations:

Velo3D

Hayden IR

James Carbonara, Managing Director

investors@velo3d.com

Media Contact:

Velo3D

press@velo3d.com

Amounts herein pertaining to the Company’s first quarter ended March 31, 2026 results represent a preliminary estimate as of the date of this earnings release and may be revised upon filing of our Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission (the “SEC”). Additional information on our results of operations for the three months ended March 31, 2026 will be provided upon the filing of our Quarterly Report on Form 10-Q with the SEC.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's guidance for fiscal year 2026 (including the Company’s estimates for revenue, gross margin, operating expenses, and capital expenditures), the Company’s expectations regarding its ability to achieve positive EBITDA in the second half of 2026, the Company’s expectations about future demand, growth, profitability, long-term value, capacity requirements and operational efficiencies, scaled production, pipeline of opportunities, customer priorities, positive gross margins, the Company’s expectations regarding its liquidity and capital requirements, including plans to raise additional capital to support its expansion and the potential sources and uses of that capital, the Company’s expectations regarding its potential cost savings, the Company’s expectations about its market strategy and financial and operational position, the Company's expectations that the RPS parts production business will contribute an increasing share of revenue, and the Company’s other expectations, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “FY 2025 10-K”) and its Quarterly Reports on Form 10-Q ("Quarterly Reports") and the other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability of the Company to execute its business plan, which may be affected by, among other things, competition, the Company’s liquidity position/lack of available cash, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) the Company’s ability to continue as a going concern; (3) the Company’s ability to service and comply with its indebtedness; (4) the Company’s ability to raise additional capital in the near-term; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (6) changes in the applicable laws and regulations; (7) risks related to the Company’s exposure to government and defense contracts, including potential delays or reductions in government funding, government shutdowns, changes in defense procurement priorities or spending levels, and the timing and uncertainty of government contract awards and modifications; and (8) other risks and uncertainties described in the FY 2025 10-K and the Quarterly Reports, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by applicable law.

Non-GAAP Financial Information

The information in the table below sets forth the non-GAAP financial measures that the Company uses in this release. Because of the inherent limitations associated with these non-GAAP financial measures, “Non-GAAP Net Loss”, “Non-GAAP net loss per basic and diluted share”, “EBITDA”, “Adjusted EBITDA” and “Non-GAAP Adjusted Operating Expenses”, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may differ from, and should not be compared to, similarly named measures used by other companies. The Company compensates for these limitations by relying primarily on its GAAP results and using Non-GAAP Net Loss, Non-GAAP net loss per basic and diluted share, EBITDA, Adjusted EBITDA, and Non-GAAP Adjusted Operating Expenses on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate the Company's business.

Management believes adjusted “Non-GAAP Net Loss”, “Non-GAAP net loss per basic and diluted share”, “EBITDA”, “Adjusted EBITDA” and “Non-GAAP Adjusted Operating Expenses” are useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies.

Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

The Company’s non-GAAP adjusted operating expenses are calculated by excluding stock-based compensation recorded in operating expenses. The Company’s non-GAAP EBITDA is calculated by excluding interest expense, provision (benefit) for income taxes, and depreciation and amortization. With respect to the Company’s 2026 financial guidance regarding non-GAAP adjusted operating expenses and non-GAAP EBITDA, the Company cannot provide a quantitative reconciliation to the most directly comparable GAAP measure without unreasonable effort due to its inability to make accurate projections and estimates related to certain information needed to calculate some of the adjustments as described above.

Velo3D, Inc.

Non-GAAP Net Loss Reconciliation

(Unaudited)

	Three months ended
	March 31, 2026		December 31, 2025		March 31, 2025
	($ In thousands)
	% of Rev		% of Rev		% of Rev
Revenue	$13,816	100.0%	$9,441	100.0%	$9,320	100.0%
Gross profit (loss)	2,381	17.2%	(6,946)	(73.6)%	697	7.5%
Net Loss	$(6,998)	(50.7)%	$(21,897)	(231.9)%	$(25,014)	(268.4)%
Stock-based compensation	1,889	13.7%	2,175	23.0%	3,596	38.6%
Loss on warrant cancellation	—	—%	—	—%	11,357	121.9%
Loss on fair value of warrants	—	—%	96	1.0%	1,044	11.2%
Impairment of equipment subject to operating lease	—	—%	1,066	11.3%	—	—%
Gain on fair value of contingent earnout liabilities	—	—%	(10)	(0.1)%	—	—%
Non-routine inventory adjustment for excess and obsolete inventory	—	—%	6,979	73.9%	—	—%
Non-GAAP Net Loss	$(5,109)	(37.0)%	$(11,591)	(122.8)%	$(9,017)	(96.7)%

Velo3D, Inc.

Non-GAAP Adjusted EBITDA Reconciliation

(Unaudited)

	Three months ended
	March 31, 2026		December 31, 2025		March 31, 2025
	($ In thousands)
	% of Rev		% of Rev		% of Rev
Revenue	$13,816	100.0%	$9,441	100.0%	$9,320	100.0%
Net Loss	(6,998)	(50.7)%	(21,897)	(231.9)%	(25,014)	(268.4)%
Interest expense	733	5.3%	524	5.6%	1,070	11.5%
Provision (benefit) for income taxes	26	0.2%	34	0.4%	8	0.1%
Depreciation and amortization	762	5.5%	1,026	10.9%	995	10.7%
EBITDA	$(5,477)	(39.6)%	$(20,313)	(215.2)%	$(22,941)	(246.1)%
Stock-based compensation	1,889	13.7%	2,175	23.0%	3,596	38.6%
Loss on warrant cancellation	—	—%	—	—%	11,357	121.9%
Loss on fair value of warrants	—	—%	96	1.0%	1,044	11.2%
Impairment of equipment subject to operating lease	—	—%	1,066	11.3%	—	—%
Gain on fair value of contingent earnout liabilities	—	—%	(10)	(0.1)%	—	—%
Non-routine inventory adjustment for excess and obsolete inventory	—	—%	6,979	73.9%	—	—%
Non-GAAP Adjusted EBITDA	$(3,588)	(26.0)%	$(10,007)	(106.0)%	$(6,944)	(74.5)%

Velo3D, Inc.

Non-GAAP Adjusted Operating Expenses Reconciliation

(Unaudited)

	Three months ended
	March 31, 2026		December 31, 2025		March 31, 2025
	($ In thousands)
	% of Rev		% of Rev		% of Rev
Revenue	$13,816	100.0%	$9,441	100.0%	$9,320	100.0%
Operating expenses
Research and development	2,695	19.5%	3,283	34.8%	2,059	22.1%
Selling and marketing	1,721	12.5%	2,415	25.6%	1,086	11.7%
General and administrative	4,912	35.6%	9,163	97.1%	9,076	97.4%
Total operating expenses	$9,328	67.5%	$14,861	157.4%	$12,221	131.1%
Stock-based compensation recorded in operating expenses	1,246	9.0%	1,533	16.2%	3,387	36.3%
Non-GAAP Adjusted operating expenses	$8,082	58.5%	$13,328	141.2%	$8,834	94.8%

Velo3D, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	The three months ended March 31,
	2026	2025
Revenue
3D Printer and parts	$12,021	$7,523
Recurring payment	—	—
Support services	1,269	1,790
Other	526	7
Total Revenue	13,816	9,320
Cost of revenue
3D Printer and parts	10,225	7,540
Recurring payment	—	12
Support services	1,210	1,071
Total cost of revenue	11,435	8,623
Gross profit	2,381	697
Operating expenses
Research and development	2,695	2,059
Selling and marketing	1,721	1,086
General and administrative	4,912	9,076
Total operating expenses	9,328	12,221
Loss from operations	(6,947)	(11,524)
Interest expense	(733)	(1,070)
Loss on fair value of warrants	—	(1,044)
Loss on warrant cancellation	—	(11,357)
Other income (expense), net	708	(11)
Loss before income taxes	(6,972)	(25,006)
Provision for income taxes	(26)	(8)
Net loss	$(6,998)	$(25,014)

Net loss per share:
Basic and Diluted	$(0.28)	$(1.87)
Shares used in computing net loss per share:
Basic and Diluted	25,021,065	13,398,104

Velo3D, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$16,564	$39,013
Accounts receivable, net	6,732	6,263
Inventories, net	28,104	27,083
Contract assets	4,120	2,039
Prepaid expenses and other current assets	9,650	5,722
Total current assets	65,170	80,120
Property and equipment, net	16,387	13,094
Equipment subject to operating lease, net	1,054	1,629
Other assets	9,793	10,505
Total assets	$92,404	$105,348
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,089	$10,301
Accrued expenses and other current liabilities	6,655	7,915
Debt – current portion	3,135	6,305
Contract liabilities	7,739	9,281
Total current liabilities	26,618	33,802
Long-term debt – less current portion	6,037	24,710
Contingent earnout liabilities	1	1
Warrant liabilities	109	109
Other noncurrent liabilities	8,099	8,570
Total liabilities	40,864	67,192

Stockholders’ equity:
Common stock, $0.00001 par value – 500,000,000 shares authorized at March 31, 2026 and December 31, 2025, 26,216,822 and 24,607,630 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	5	5
Additional paid-in capital	556,676	536,294
Accumulated deficit	(505,141)	(498,143)
Total stockholders’ equity	51,540	38,156
Total liabilities and stockholders’ equity	$92,404	$105,348

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	The three months ended March 31,
	2026	2025
Cash flows from operating activities
Net loss	$(6,998)	$(25,014)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	762	995
Amortization of debt discount and deferred financing costs	17	48
Stock-based compensation	1,889	3,596
Loss on fair value of warrants	—	1,044
Loss on warrant cancellation	—	11,357
Non-cash lease expense	59	28
Changes in operating assets and liabilities
Accounts receivable	(469)	(846)
Inventories	672	1,989
Contract assets	(2,081)	(795)
Prepaid expenses and other current assets	(3,928)	(3,407)
Other assets	648	1,224
Accounts payable	(5,504)	(860)
Accrued expenses and other liabilities	(1,032)	1,195
Contract liabilities	(1,542)	(2,671)
Other noncurrent liabilities	(471)	(232)
Net cash used in operating activities	(17,978)	(12,349)
Cash flows from investing activities
Purchase of property and equipment	(940)	—
Net cash used in investing activities	(940)	—
Cash flows from financing activities
Proceeds from convertible secured notes	—	15,000
Repayment of 2025 equipment loan	(496)	—
Repayment of secured notes	(3,039)	—
Net cash (used in) provided by financing activities	(3,535)	15,000
Effect of exchange rate changes on cash and cash equivalents	(1)	7
Net change in cash and cash equivalents	(22,454)	2,658
Cash and cash equivalents and restricted cash at beginning of period	39,641	1,840
Cash and cash equivalents and restricted cash at end of period	$17,187	$4,498

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets to the total of such amounts shown on the condensed consolidated statements of cash flows:

	The three months ended March 31,
	2026	2025
Cash and cash equivalents	$16,564	$3,870
Restricted cash (Other assets)	623	628
Total cash and cash equivalents and restricted cash	$17,187	$4,498